 EXHIBIT 11
 Computation of Per Share Earnings

                                        Three Months Ended            Six Months Ended
                                             June 30,                     June 30,
                                   ------------------------      ------------------------
                                        1997          1996           1997          1996
                                        ----          ----           ----          ----
Primary
Weighted average shares
        outstanding                 10,050,953     4,785,524      8,459,921     4,785,854
Net common shares issuable
        on exercise of certain
        stock options (1) (2)          472,148       254,033        484,932       265,102
Net common shares issuable
        on exercise of certain
        stock  warrants (1) (2)      2,200,547        66,667      2,208,817        66,667
Contingently issuable shares in
        business combinations        1,980,773     3,085,222      1,980,230     3,085,222
Number of common shares
        outstanding                 14,704,421     8,191,446     13,133,900     8,202,845

Fully Diluted
Weighted average shares
        outstanding                 10,050,953     4,785,524      8,459,921     4,785,854
Net common shares issuable
        on exercise of certain
        stock options (1) (2)          472,148       254,033        484,932       265,102
Net common shares issuable
        on exercise of certain
        stock options warrants       2,200,547        66,667      2,208,817        66,667
Contingently issuable shares in
        business combinations        1,980,773     3,085,222      1,980,230     3,085,222
Other dilutive securities              200,030       200,030        200,030       200,030
Number of common shares
        outstanding                 14,904,451     8,391,476     13,333,930     8,402,875


(1) net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method using an estimated of the initial public offering price.
(2) Common shares issuable on exercise of certain stock options and warrants were not included during loss periods since the effect of the inclusion would be anti-dilutive. (Pursuant to applicable rules of the SEC stock, options, and warrants issued or contingently issuable within one year prior to the initial filing of this registration statement are treated as outstanding for all periods presented regardless of the anti-dilutive effect.)